Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE:

Contact:

Bryce W. Rhodes, President

(713) 850-1880

Whittier Energy Corporation Announces Repayment of Subordinated Convertible Note
and Current Commodity Price Hedging Contracts

HOUSTON – (Business Wire) – July 25, 2005 – Whittier Energy Corporation (OTCBB: WECP.OB) announced today the repayment of its $1.8 million subordinated convertible note held by Texas Independent Exploration Limited (the “Note”), as well as an update on Whittier’s commodity price hedging contracts subsequent to Whittier’s acquisition of RIMCO Production Company, Inc.

Repayment of Convertible Note

On July 22, 2005, Whittier paid approximately $1.1 million in cash for 60% of the outstanding principal on the Note, as well as all accrued and unpaid interest. Whittier also issued 119,156 shares of Whittier’s common stock in exchange for the remaining $714,932 in principal on the Note.

Commodity Price Hedging Contracts

Whittier periodically enters into commodity price hedging contracts with respect to its oil and gas production, including “swaps” and “collars,” in order to manage its exposure to oil and gas price volatility and achieve more predictable cash flows. Swaps are designed to fix the price of anticipated sales of future production, while collars are designed to establish floor and ceiling prices on anticipated sales of future production. We have hedged approximately 70% of our proved developed forecasted production through December 31, 2007. Whittier’s derivative commodity positions as of July 25, 2005 are as follows:

		Nymex Contract Price
Contract Period and Type	Total Volume	Floor	Ceiling/Swap Price
	(in Barrels)
Crude Oil Contracts
Swap Contracts:
July 2005 – December 2005	18,000	N/A	$34.75
July 2005 – December 2005	36,000	N/A	$58.10
January 2006 – December 2006	36,000	N/A	$58.00

Collar Contracts:
July 2005 – December 2005	6,000	$26.00	$29.20
July 2005 – December 2005	6,000	$26.00	$28.95
July 2005 – December 2005	9,000	$31.00	$36.95
July 2005 – December 2005	24,000	$50.00	$68.20
January 2006 – December 2006	96,000	$30.00	$34.25
January 2006 – December 2006	21,600	$49.50	$68.60
January 2007 – December 2007	54,000	$47.50	$69.00
January 2007 – December 2007	78,000	$47.50	$69.25

333 Clay Street • Suite 1100 • Houston, TX 77002 • Phone: (713) 850-1880 • Fax: (713) 850-1879

		Nymex Contract Price
Contract Period and Type	Total Volume	Floor	Ceiling/Swap Price
	(in Mmbtus)(1)
Natural Gas Contracts
Swap Contracts
July 2005 – October 2005	140,000	N/A	$7.47
July 2005 – December 2005	60,000	N/A	$6.02
November 2005 – March 2006	150,000	N/A	$8.43
April 2006 – October 2006	210,000	N/A	$7.44
November 2006 – March 2007	150,000	N/A	$8.16
April 2007 – October 2007	210,000	N/A	$6.97

Collar Contracts:
July 2005 – September 2005	72,000	$5.75	$6.05
July 2005 – October 2005	220,000	$6.75	$8.40
July 2005 – December 2005	60,000	$4.00	$7.20
October 2005 – December 2005	72,000	$5.75	$6.75
November 2005 – March 2006	250,000	$7.50	$10.10
April 2006 – October 2006	280,000	$6.75	$8.40
January 2006 – December 2006	120,000	$5.00	$6.45
November 2006 – March 2007	200,000	$7.25	$9.75
April 2007 – October 2007	280,000	$6.25	$7.95

(1) Million British thermal units

About Whittier Energy Corporation

Whittier Energy Corporation is an independent oil and gas exploration and production company headquartered in Houston, Texas, with operations in Texas and Louisiana. Whittier Energy also holds non-operated interests in fields located in the Gulf Coast, Oklahoma, Wyoming and California. The Company’s stock trades as WECP.OB on the Over-the-Counter Bulletin Board. Additional information about Whittier Energy can be found at www.whittierenergy.com.

Forward-Looking Statements

All statements, other than statements of historical fact, included in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based upon current expectations and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Whittier assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.